UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2007

Commission file number 0-27074

SECURE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-1637226
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4810 Harwood Road, San Jose, CA	95124
(Address of principal executive offices)	(Zip code)

(408) 979-6100

Registrant’s telephone number, including area code

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Secure Computing Corporation entered into a standard form of indemnification agreement (the “Agreement”) on August 29, 2007 with Daniel Ryan, an officer of Secure Computing.

Our indemnification agreements contain provisions which may require us, among other things, to indemnify our directors and certain officers against a number of liabilities that may arise by reason of their status or service as directors and/or officers (other than liabilities arising from a breach of the duty of loyalty, intentional misconduct or knowing violation of the law or the purchase and sale of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors and officers of Secure pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.8 and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 2, 2007, Secure Computing Corporation appointed Daniel Ryan to the role of President and Chief Operating Officer. Mr. Ryan, 48, joins us from Oracle Corporation where he served as Senior Vice President, Enterprise Content Management Products. Prior to the acquisition of Stellent by Oracle in December 2006, Mr. Ryan held the position of COO. He held additional roles as well over his eight-year tenure at Stellent, including Executive Vice President of Marketing and Business Development, with additional responsibility over Product Management and Strategic Partnerships and Alliances. Prior to Stellent, he served as Vice President of Marketing and Business Development at Foglight Software, which was acquired by Quest Software. We issued a press release on August 28, 2007 announcing this event, and the press release is attached as Exhibit 99.1 to this filing.

In connection with Mr. Ryan’s appointment as President and Chief Operating Officer, the Compensation Committee approved the following compensation for Mr. Ryan:

•	An annual base salary of $300,000;

•

Mr. Ryan will be eligible to participate in our Management Incentive Program, under which he may be eligible for a bonus targeted at 75% of his base salary, prorated for the portion of the calendar year 2007, and based upon such targets and goals which may be approved by the Compensation Committee of the Board; and

•

150,000 shares of restricted stock in Secure which will be issued pursuant to our equity and compensation plan and form of award agreements generally applicable to our senior executives and exercisable in accordance therewith. These restricted stock awards vest 25% after the first year, then quarterly thereafter over the following three years.

Mr. Ryan’s employment agreement dated August 2, 2007 also provides for certain severance payments and benefits in the event that Mr. Ryan’s employment is terminated for a reason other than poor performance or if we experience a change of control. The terms of Mr. Ryan’s employment arrangement is qualified by Mr. Ryan’s employment agreement with us, which is attached hereto as Exhibit 10.15 and incorporated herein by reference.

No family relationship exists between Mr. Ryan and any director or executive officer of Secure.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.8 Form of Indemnification Agreement between Secure Computing Corporation and Daniel Ryan dated August 29, 2007.

10.15 Employment agreement with Daniel Ryan dated August 2, 2007.

99.1 Press release issued by Secure Computing Corporation on August 28, 2007 regarding the appointment of Daniel Ryan to the role of President and COO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SECURE COMPUTING CORPORATION

Date: August 30, 2007	By:	/s/ Timothy J. Steinkopf
Timothy J. Steinkopf,
Senior Vice President of Operations and Chief Financial Officer
(Duly authorized officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description
10.8	Form of Indemnification Agreement between Secure Computing Corporation and Daniel Ryan dated August 29, 2007.

10.15	Employment Agreement with Daniel Ryan dated August 2, 2007.

99.1	Press release issued by Secure Computing Corporation on August 28, 2007 regarding the appointment of Daniel Ryan to the role of President and COO.